EXHIBIT 10.2

                                 ELCOTEL, INC.

                           Amended and Restated
                   Employment Agreement of C. Shelton James


		Agreement (this "Agreement") dated as of the 20th day of October, 1998 by and between Elcotel, Inc. (the "Company") and C.
Shelton James ("Mr. James" or "Employee") upon the following terms and conditions:

		1.	Term:

                        (a) Commencement Date: This Agreement shall commence on October 20, 1998 and supersedes and replaces in its entirety the Employment Agreement dated October 1, 1997 between the Company and Mr.
James.

                        (b)  Termination Date:   December 31, 1999 unless
sooner terminated as provided in this Agreement.

                        (c)  Renewal:   Except as hereinafter provided, on the
Termination Date and on each anniversary of the Termination Date, this Agreement shall automatically continue for an additional year unless the Company shall have given Mr. James written notice of non-renewal at least one hundred eighty (180) days in advance of the Termination Date or an anniversary thereof.

                        (d)  Non-Renewal:   If such notice of non-renewal is
given, Mr. James shall continue as Chairman of the Board of the Company for all or any part of such 180-day period as the Company may request, but he shall nevertheless be entitled to take reasonable time during such 180 day period to look for other employment. At the end of such 180 day period, Mr. James's employment shall terminate, and the Company shall provide to Mr. James the Severance Benefits (as hereinafter defined).

		2.	Title & Responsibilities:  Mr. James shall be elected
Chairman of the Board of Directors and an employee of the Company, and he shall devote such time as he deems necessary to carry out the responsibilities of this position.

		3.	Salary:   During the term of this Agreement, the salary
paid to Mr. James shall not be less than ninety-four thousand ($94,000) per year, and shall be subject to annual review for merit or other increases at the sole discretion of the board of directors of the Company.

		4.	Benefits:   Mr. James shall be entitled to the same
benefits as are made available to the Company's other senior executives and on the same terms and conditions as such executives (the
"Benefits").

		5.	Bonuses:   Mr. James shall be paid an annual incentive
bonus (the "Incentive Bonus") as provided in Exhibit A.

		6.	Stock Option:

                        (a) Mr. James shall be eligible for grants of stock options to purchase shares of the Company's common stock pursuant to the Company's stock option plan(s). Mr. James shall retain all options previously granted and unexercised.

                        (b) All of Mr. James' employee stock options shall immediately vest in their entirety in the event of a Change of Control
(as defined below).  In addition, in the event of termination of Mr.
James' employment after or as part of a Change of Control, all of Mr. James' employee stock options shall continue in effect for 30 days after the effective date of such termination, except that (i) for all options granted after the date of this Agreement and for all other existing options that can be amended without increasing the exercise price in order to maintain incentive stock option status for federal income tax purposes, shall continue in effect until the termination of such option in accordance with its terms absent any termination of employment and
(ii) for all options to which (i) does not apply, shall, if not exercised within such 30 day period, be automatically extended until the termination of such option in accordance with its terms absent any termination of employment.

                        (c) The occurrence of any one or more of the following events shall be deemed to be a "Change of Control":

                             (i)  If any transaction occurs whereby a
substantial portion of the assets of the Company are transferred, exchanged or sold to a non-affiliated third party other than in the ordinary course of business;

                            (ii) If a merger or consolidation involving the
Company occurs and the stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation at least fifty percent of the outstanding common stock of the surviving entity or the entity into which the common stock of the Company is converted; or

                           (iii) If any person (including, without limitation,
any individual, partnership or corporation), other than Fundamental
Management Corporation and its affiliates or other than Wexford
Management LLC and its affiliates, becomes the owner directly or indirectly, of securities of the Company or its successor (or a parent company thereof) representing thirty-five (35%) or more of the combined voting power of the Company's or its successor's (or a parent's, as the case may be) securities then outstanding.

		7.	Business Expenses:   Mr. James shall be reimbursed (in
accordance with Company policy from time to time in effect) for all reasonable business expenses incurred by him in the performance of his duties.

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		8.	Indemnification:   Mr. James shall be indemnified by the
Company with respect to claims made against him as a director, officer and/or employee of the Company and as a director, officer and/or employee of any subsidiary of the Company to the fullest extent permitted by the Company's certificate of incorporation, by-laws and the General
Corporation Law of the State of Delaware.

		9.	Termination By the Company:   Mr. James' employment may
be terminated by the Company only as provided below:

			(a)	For Cause:   For Cause by written notice to Mr.
James and payment to him of salary accrued, but not paid through the date of termination; provided however -

                                (i)  If the nature of such Cause involves
dishonesty, fraud or serious moral turpitude, such termination shall be effective upon the giving of such notice.

                               (ii)  If the nature of such Cause does not
involve dishonesty, fraud or serious moral turpitude, such termination shall be effective upon the expiration of thirty (30) days after the giving of such notice unless within such thirty-day period, Mr.
James has cured the basis of such Cause, or if a cure is not possible within a thirty-day period, if he has diligently and in good faith commenced to effect such cure.

			(b)	Without Cause:   Without Cause by prior written
notice of termination given to Mr. James and by compliance with the following:

                                (i)  In the event that at the date the notice
of a termination Without Cause is given there is at least twelve (12) months remaining in the term, such notice of termination shall be sent to Mr. James no more than seven (7) days prior to the effective date of termination, and the Company (i) on the effective date shall pay to Mr. James his salary in a lump sum for the balance of the term of this Agreement; (ii) shall continue at its expense to provide the Benefits for the balance of the term of this Agreement; and (iii) shall pay to Mr. James an amount in a lump sum equal to the product of (x) the amount of the Incentive Bonus (or for the fiscal year prior to the Commencement Date of this Agreement, Mr. James' actual bonus for such fiscal year) paid to or accrued for Mr. James with respect to the Company's fiscal year ending prior to the effective date of such termination and (y) the number of days elapsed in the current Term Year through the effective date of such termination divided by 365. "Term Year" shall mean a 365 day year commencing on April 1 of each calendar year.

                               (ii)  In the event that at the date the
notice of a termination Without Cause is given there is less than twelve (12) months remaining in the term, such notice of termination shall be sent to Mr. James six (6) months prior to the effective date of termination, and during such 6-month period, Mr. James shall continue as Chairman of the Board of the Company for all or any part of such six month period as the Company may request, but he shall nevertheless be entitled to take reasonable time during such six month period to look for other employment. At the end of such 6-month period, Mr. James employment shall terminate, and the Company shall provide to Mr. James the Severance Benefits.

                              (iii)  A reduction in Mr. James' title,
responsibilities or salary may, at Mr. James' option, be treated by him as a notice of termination of his employment by the Company without Cause given as of the date of such reduction.

			(c)	Death or Permanent Disability:   Upon the death or
permanent disability of Mr. James, but only after providing him with the Severance Benefits.

			(d)	Definition of "Cause":  "Cause" for purposes of
termination by the Company shall be defined as (i) any act or acts by Mr.
James of dishonesty or fraud or that constitute serious moral turpitude;
or (ii) misconduct of a material nature or a material breach in connection with the performance by him of his responsibilities hereunder that Mr. James knew or should have known would be materially detrimental to the Company or its business.

			(e)	Definition of "Severance Benefits":   The
"Severance Benefits" shall mean the following: (i) the continuation by the Company for a period of six (6) months of the payment of Mr. James' salary in effect at the date of the termination of his employment; (ii) the continuation by the Company at its expense for a period of six (6) months of the Benefits; and (iii) the payment in a lump sum by the Company of an amount equal to the Incentive Bonus (or for the fiscal year prior to the Commencement Date of this Agreement, Mr. James' actual bonus for such fiscal year) paid to or accrued for Mr. James with respect to the Company's fiscal year ending prior to the effective date of such termination.

		10.	Termination By Mr. James:

			(a)	Mr. James may terminate his employment under this
Agreement by reason of a breach hereof by the Company on twenty (20) days prior written notice to the Company if such breach is not cured within such twenty day period.

			(b)	Mr. James may also terminate his employment under
this Agreement by giving the Company one hundred twenty (120) days notice of termination effective on December 31, 1998 or on any date thereafter.

		11.	Proprietary Information.  Unless otherwise expressly
agreed by Company in writing, any inventions, ideas, reports, discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, "know-how," data, and other creative ideas concerning the manufacture, design, marketing or sale of pay phones (all of the foregoing to be hereafter referred to as "Proprietary
Information"), whether or not patentable or registrable under copyright or similar statutes, hereinafter generated by Employee either alone or jointly with others in the course of his employment hereunder with Company relating or useful to the manufacture, design, marketing or sale of pay phones by the Company, shall be the sole property of Company.

Employee hereby assigns to Company any rights which he may acquire or develop in such Proprietary Information. Employee shall cooperate with Company in patenting or copyrighting any such Proprietary Information, shall execute any documents tendered by Company to evidence its ownership thereof, and shall cooperate with Company in defending and enforcing its rights therein. Employee's obligations under this Section 11 to assist Company in obtaining and enforcing patents, copyrights, and other rights and protections relating to such Proprietary Information in any and all countries shall continue beyond the termination of his employment. Company agrees to compensate Employee at a reasonable rate for time actually spent by Employee at Company's request on such assistance after termination of Employee's employment with Company. If Company is unable, after reasonable effort, to secure Employee's signature on any document or documents needed to apply for or prosecute any patent, copyright, or right or protection relating to such Proprietary Information, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by Employee.

		12.	Covenants Not To Disclose Confidential Information.

                        (a) Employee agrees that he will not at any time or place during his employment or for three years after termination of such employment directly or indirectly disclose to any person or firm other than Company or make, use or sell any records, ideas, files, drawings, documents, improvements, equipment, customer lists, sales and marketing techniques and devices, formulas, specifications, research, investigations, developments, inventions, processes and data, and without limiting the generality of the foregoing, anything not within the public domain (ideas in the process of being disclosed to customers shall not be considered in the public domain), belonging to Company, whether or not patentable or copyrightable, other than for the sole and exclusive benefit of Company, without the prior written consent of Company.
Employee agrees that both during the course of his employment with Company and for three years thereafter he will keep confidential from persons not associated with Company any and all Proprietary Information, special techniques, and trade secrets of Company. Upon termination of his employment for any reason whatsoever, Employee agrees to return to Company any property belonging to it, including but not limited to any and all records, notes, drawings, specifications, programs, data and other materials, and copies thereof, pertaining to Company's business and generated or received by Employee in the course of his employment duties with Company.

                        (b) Employee agrees that for a period commencing on the date hereof and ending six months after the date of termination of his employment with Company he will not directly or indirectly entice or hire away or in any other manner persuade an employee, consultant, dealer or customer of Company to discontinue that person's or firm's relationship with or to Company as an employee, consultant, dealer or customer, as the case may be.

                        (c) Employee agrees that he will not, during the term of his employment and for a period of six months thereafter, engage in any employment or business activity in which it might reasonably be expected that confidential Proprietary Information or trade secrets of Company obtained by the Employee during the course of his employment with Company would be utilized.

                        (d) The Employee recognizes and agrees that his violation of any terms contained in paragraphs (a), (b), or (c) of this
Section 12 will cause irreparable damage to Company, the amount of which will be impossible to estimate or determine. Therefore, Employee further agrees that Company shall be entitled, as a matter of course, to an injunction restraining any violation or further violation of any such covenant or covenants by Employee, his employees, partners, agents or associates, such right to an injunction to be cumulative and in addition to any other remedies, at law or otherwise, which Company might have. Company hereby waives any right to require a bond in connection with obtaining such an injunction. Employee further agrees that his violation of any of the terms of paragraphs (a), (b), or (c) of this Section 12 during the course of his employment with Company shall be a cause for his termination without notice of any rights of the Employee under this Agreement. Such covenants shall be severable, and if the same be held invalid by reason of length of time, area covered, or activity covered, or any or all of them, shall be reduced to the extent necessary to cure such invalidity.

		13.	Covenant Not To Compete Unreasonably With Company.

		Employee further covenants and agrees that:

                        (a) During the course of his employment with Company, and for a period of six months following termination of Employee's employment with Company, for whatever reason, Employee shall not undertake any employment or financial involvement with or assistance of any person, firm, association, partnership, corporation or enterprise which is engaged in the manufacture, design, marketing or sale of pay phones.

                        (b) Employee recognizes and agrees that his violation of any terms contained in paragraph (a) of this Section 13 will cause irreparable damage to Company the amount of which will be impossible to estimate or determine. Therefore, Employee further agrees that Company shall be entitled, as a matter of course, to an injunction restraining any violation or further violation of any such covenant or covenants by Employee, his employees, partners, agents or associates, such right to an injunction to be cumulative and in addition to any other remedies, at law or otherwise, which Company might have. Employee further agrees that his violation of any of the terms of paragraph (a) of this Section 13 during the course of his employment with Company shall be a cause for his termination without notice of any rights of Employee under this Agreement. Such covenants shall be severable, and if the same be held invalid by reason of length of time, area covered, or activity covered, or any or all of them, shall be reduced to the extent necessary to cure such invalidity.

		14.	Notices:   Notices that are required or permitted
hereunder shall be given by hand delivery, to a courier service providing next day delivery and proof of receipt, or by facsimile transmission (except to Mr. James), as follows:

                        If to the Company at:     Elcotel, Inc.
                                                  6428 Parkland Drive
                                                  Sarasota, FL  34243
                                                  Attn:  President
                                                  Facsimile:  941-751-4716

		If to Mr. James, to his most recent residence address on the books of the Company, or to such other address of a party as to which that party shall notify the other parties in the manner provided herein.

		15.	Proration:  To the extent that proration is not
otherwise provided for in this Agreement, all amounts payable to Mr. James under this Agreement shall be deemed earned on a daily basis and shall be prorated based on a 365-day year.

		16.	Entire Agreement, etc.:   This Agreement together with
Exhibit A contains the entire understanding of the parties except as otherwise expressly contemplated herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and assigns; and shall supersede all prior employment agreements between the parties, including the Employment
Agreement dated October 1, 1997.

		17.	No representation, affirmation of fact, course of prior
dealings, promise or condition in connection herewith not incorporated herein shall be binding on the parties.

		18.	No waiver of any term or condition contained herein
shall be binding upon the parties unless made in writing and signed by the party to be bound thereby.


		In Witness Whereof, the parties have executed and delivered this Agreement as of the date first set forth above.


EMPLOYEE:
                                          ELCOTEL, INC.

/s/ C. Shelton James                         /s/ Tracey L. Gray
----------------------                    By:--------------------------
C. Shelton James                             Tracey L. Gray, President and
                                             Chief Executive Officer

                                EXHIBIT A

                          INCENTIVE BONUS PLAN
                 C. Shelton James Employment Agreement



An annual incentive bonus will be paid equal to 50% of base salary if the Company achieves its after tax profit plan for the year. If the Company is profitable and earns less than its after tax profit plan, then such bonus shall equal 50% of base salary times a fraction the numerator of which is the actual after tax profit of the Company for the year and the denominator of which is the amount of the after tax profit in such plan. If the Company achieves profits in excess of its after tax profit plan, then, at the discretion of the Board, an additional bonus in excess of 50% of base salary may be paid to Employee.